Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                           AXCELIS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      34-1818596
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              55 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915
                    (Address of principal executive offices)


             AXCELIS TECHNOLOGIES, INC. 2000 STOCK PLAN
                            (Full title of the plan)

                                BRIAN R. BACHMAN
                    VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           AXCELIS TECHNOLOGIES, INC.
                              55 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915
                     (Name and address of agent for service)

                                 (978) 232-4001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
   TITLE OF                      PROPOSED MAXIMUM  PROPOSED MAXIMUM  AMOUNT OF
  SECURITIES      AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
TO BE REGISTERED  REGISTERED(1)  PER SHARE         OFFERING PRICE       FEE
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Common Stock, par
value $0.001 per
share (2)          3,830,053     $22.0000(3)        $ 84,261,166     $58,450
                     215,000     $11.1875(3)        $  2,405,313
                      50,000     $18.8750(3)        $    943,750
                      10,000     $14.1875(3)        $    141,875
                       7,000     $10.6250(3)        $     74,375
                       3,500     $12.3125(3)        $     43,094
                       2,000     $15.0000(3)        $     30,000
                         750     $24.1250(3)        $     18,094
                         150     $18.0625(3)        $      2,709
                  14,381,547     $9.28125(4)        $133,478,733

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         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

         (2) Includes preferred stock purchase rights.  Prior to the   occurence
of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.


         (3) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h) under the Securities Act.


         (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq National Market on November 10, 2000.


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



PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's prospectus filed pursuant to Rule 424(b) under the Act on July 11, 2000, which contains audited financial statements for the fiscal year ended December 31, 1999; and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 3, 2000.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Axcelis Technologies, Inc. 2000 Stock Plan meeting the requirements of Section 10(a) of the Securities Act.

      ITEM 4.     DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

      ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

      ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 10 of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).

         Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the Registrant if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article 10 of the Registrant's Restated Certificate of Incorporation provides that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.

         The Registrant has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties. In addition, the Registrant has entered into indemnity agreements with its directors and executive officers that obligate the Registrant to indemnify such directors and executive officers to the fullest extent permitted by the DGCL.

      ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


      EXHIBIT NO.                           DESCRIPTION
      -----------                           -----------

         4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1/A filed on June 15, 2000 (File No. 333-36330)).

         4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1/A filed on June 15, 2000 (File No. 333-36330)).

         5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder (filed herewith).

         23.1       Consent of Ernst & Young LLP (filed herewith).

         23.2       Consent of  Kirkpatrick  &  Lockhart LLP (included  in   the
                    Opinion filed as Exhibit 5.1).

         24.1       Power  of  Attorney (filed herewith).




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


         ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required  by Section
                           10(a)(3) of the Securities Act;

                              (ii) To  reflect  in the  prospectus  any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To  include  any  material  information  with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly, Commonwealth of Massachusetts, on this 9th day of November, 2000.



                                   AXCELIS TECHNOLOGIES, INC.


                                   By: /s/ Kevin M. Bisson
                                       ------------------------------------
                                       Kevin M. Bisson
                                       Vice President and Controller


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

     SIGNATURE                         CAPACITY                       DATE
     ---------                         --------                       ----

           *
--------------------------      Vice Chairman and Chief         November 9, 2000
Brian R. Bachman                Executive Officer
                                (Principal Executive Officer)


           *
--------------------------      President, Chief Operating      November 9, 2000
Mary G. Puma                    Officer and Director


           *
--------------------------      Executive Vice President and    November 9, 2000
Cornelius F. Moses, III         Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)


            *
--------------------------      Chairman of the Board           November 9, 2000
Stephen R. Hardis


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



     SIGNATURE                         CAPACITY                       DATE
     ---------                         --------                       ----


         *
--------------------------      Director                        November 9, 2000
Alexander M. Cutler



--------------------------      Director
Ned C. Lautenbach


         *
--------------------------      Director                        November 9, 2000
Philip S. Paul


         *
--------------------------      Director                        November 9, 2000
Naoki Takahashi


         *
--------------------------      Director                        November 9, 2000
Gary L. Tooker


*By:  /s/ Kevin M. Bisson, Attorney-in-Fact
      -------------------------------------
      Kevin M. Bisson
      Vice President and Controller







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




                                  EXHIBIT INDEX


        EXHIBIT NO.                     DESCRIPTION
        -----------                     -----------

          4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1/A filed on June 15, 2000 (File No. 333-36330)).

          4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1/A filed on June 15, 2000 (File No. 333-36330)).

          5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder (filed herewith).

          23.1      Consent of Ernst & Young LLP (filed herewith)

          23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

          24.1      Power of  Attorney (filed herewith).








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